AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON December 13, 2001

       ===================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                              ADZONE RESEARCH, INC.
                 (Name of Small Business Issuer in its charter)

          DELAWARE                                       88-0420405
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)


                               211 Roanoke Avenue
                            Riverhead, New York 11901
                                 (631) 369-1100
   (Address and telephone number of registrant's principal executive offices)

                              Consulting Agreements
              -----------------------------------------------------
                            (Fill title of the plan)


                             John Cardona, President
                              Adzone Research, Inc.
                               211 Roanoke Avenue
                               Riverhead, NY 11901
                                 (631) 369-1100
                ------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:
                             John R. Calcagni, Esq.
                        Haley, Weinblatt & Calcagni, LLP
                                 300 Rabro Drive
                            Hauppauge, New York 11788
                            Telephone: (631) 582-5151
                               Fax: (631) 234-7108
                             -----------------------


                         Calculation of Registration Fee
--------------------------------------------------------------------------------
                                 Proposed         Proposed
Title of           Amount        maximum          maximum         Amount of
securities to      to be         offering price   aggregate       registration
be registered      registered    per share        offering price  fee
--------------------------------------------------------------------------------
Common Stock,
par value $.001    420,000
Per share          shares        $0.07 (1)(2)     $29,400 (1)(2)  $100.00 (1)(2)
--------------------------------------------------------------------------------

(1) Calculated on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on December 7, 2001, on the NASD Over the Counter Bulletin Board, which date is within 5 business days prior to the date of the filing of this Registration Statement (2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION. *

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. *

---------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Adzone Research, Inc.(formerly Executive Help Services, Inc.) ("Company") with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Securities Act") or the Securities Exchange Act of 1934, as amended ("Exchange Act"), are incorporated herein by reference:

         (a) The Company's latest annual report on Form 10-KSB for the fiscal year ended March 31, 2001, filed with the Commission on June 27, 2001.

         (b) The Company's Proxy Statement on Schedule 14A filed with the Commission on July 5, 2001; the Company's quarterly report on Form 10-QSB for the quarterly period ended June 30, 2001 filed with the Commission on August 9, 2001; the Company's reports on Form 8-K filed with the Commission on June 21, 2001 and September 21, 2001; the Company's quarterly report on Form 10-QSB for the quarter ended September 30, 2001 filed with the Commission on November 21, 2001; and the Company's report on Form 8-K/A filed with the Commission on November 27, 2001.

         (c) The description of the common stock of the Company, par value $.001 per share ("Common Stock"), contained in a registration statement on Form 10SB12G filed with the Commission on December 30, 1999 and all amendments or reports filed for the purpose of updating such description.

         All the documents filed by the Registrant after the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of the post-effective amendment that indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

         Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Registrant will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. All such documents incorporated by reference are part of the Section 10(a) Prospectus forming a part of this Registration Statement. Requests for such documents should be addressed to Adzone Research, Inc., 211 Roanoke Avenue, Riverhead, NY 11901, Attention: Chief Executive Officer.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify any and all persons whom the corporation shall have the power to indemnify under said Section from and against any and all expenses, liabilities or other matters referred to or covered by Section 145. Our Certificate of Incorporation further provides that such indemnification shall not be deemed exclusive of any other rights to which those indemnified under Section 145 may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and in other capacities while holding such office. Under our charter, the above indemnification continues after a person has ceased to be a director, officer, employee or agent and inures to the benefit of his or her heirs, executors and administrators.

         Section 145(a) of the General Corporation Law provides, in general, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if the person to be indemnified acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he or she must not have had reasonable cause to believe his or her conduct was unlawful.

         Section 145(b) of the General Corporation Law provides, in general, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the corporation.

         Section 145(g) of the General Corporation Law provides in general that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him or her or incurred by such person in any capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the law.

         Section 102(b) of the General Corporation Law permits a Delaware corporation, by so providing in its Certificate of Incorporation, to eliminate or limit the personal liability of a director to the corporation for damages arising out of certain alleged breaches of the director's duties to the corporation. Our Certificate of Incorporation eliminates personal liability of our directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

         The General Corporation Law, however, provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful purchase or redemption of its capital stock, or
(iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         4.1      Articles of Incorporation.

         4.2      By-Laws

         5.1      Opinion of Warren Hamburger, Esq.

         10.1     Consulting Agreement with Theresa Kober

         10.2 Consulting Agreement with Thomas Kober, Charles Blanchfield and Robert King.

         15.1     Not Applicable.

         23.1     Consent of Counsel  (included in the opinion  filed as Exhibit
                  5.1 of this Registration Statement).

         23.2     Consent of S.W. Hatfield, CPA.

         24.1     Power of Attorney (contained on signature page).

         26.1     Not Applicable.

ITEM 9.  UNDERTAKINGS

         The Registrant hereby undertakes:

         1.       To file,  during any period in which  offers or sales are bing
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i)      To include any  prospectus  required by Section 10(a)
                           (3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution no previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         PROVIDED HOWEVER, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         4. That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
                  Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such new securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Riverhead, State of New York, on December 3, 2001.

                                          ADZONE RESEARCH, INC. (Registrant)

                                          By: /s/ John Cardona
                                             -----------------------------------
                                          John Cardona
                                          President and Chief Accounting Officer

                                          Dated: December 3, 2001

                                          By:  /s/ Charles Cardona
                                             -----------------------------------
                                          Charles Cardona

                                                         Chief Executive Officer
                                                         Dated: December 3, 2001

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Adzone Research, Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint John Cardona as true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact as agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                                      /S/    CHARLES CARDONA
                                                      --------------------------
                                                      Charles Cardona, Director


                                                      /S/    WARREN HAMBURGER
                                                      --------------------------
                                                      Warren Hamburger, Director


                                                      /S/    RUSSEL IVY
                                                      --------------------------
                                                      Russel Ivy, Director


                                                      /S/    TERRY NEILD
                                                         -----------------------
                                                      Terry Neild, Director

DATED: December 3, 2001

                                List of Exhibits
                                ----------------

                  Exhibit No.                        Exhibit

      4.1         Articles of Incorporation.*

      4.2         By-Laws.**

      5.1         Opinion of Warren Hamburger, Esq..

      10.1        Consulting Agreement with Theresa Kober

      10.2 Consulting Agreement with Thomas Kober, Charles Blanchfield and Robert King.

      15.1        Not Applicable.

      23.1        Consent of Counsel  (included in the opinion  filed as Exhibit
                  5.1 of this Registration Statement).

      23.2        Consent of S.W. Hatfield, CPA.

      24.1        Power of Attorney (contained on signature page).

      26.1        Not Applicable.


* Filed as Exhibit 3(i) to the Registrant's Registration Statement on Form 10SB12G filed with the Securities and Exchange Commission on December 30, 1999 and incorporated herein by reference.

** Filed as Exhibit 3(ii) to the Registrant's Registration Statement on Form 10SB12G filed with the Securities and Exchange Commission on December 30, 1999 and incorporated herein by reference.